                                                    [GSI GLOBECOMM SYSTEMS LOGO]

FOR IMMEDIATE RELEASE


               GLOBECOMM SYSTEMS INC. ANNOUNCES FISCAL 2004 FIRST
                                QUARTER RESULTS

    REVENUE INCREASE OF 64.6% AND DECREASE IN NET LOSS OF 91.1% COMPARED TO
                          FIRST QUARTER OF FISCAL 2003


HAUPPAUGE, N.Y., NOVEMBER 4, 2003 /BUSINESSWIRE/-- Globecomm Systems Inc. (Nasdaq: GCOM), a global provider of end-to-end satellite-based communications solutions, today announced financial results for fiscal 2004 first quarter ended September 30, 2003.

FIRST QUARTER RESULTS

Revenues for the Company's fiscal 2004 first quarter ended September 30, 2003 increased 64.6% to $20.5 million, compared to $12.4 million in the same quarter last year. The increase in revenues was primarily the result of increased infrastructure sales activity due to an improving operating environment in the telecommunications industry segments the Company serves.

The Company's net loss decreased by 91.1% to $0.5 million, or $0.04 per diluted share, in the first quarter of fiscal 2004. The net loss in the fiscal first quarter ended September 30, 2003 was reduced by a $1.0 million cash recovery in connection with the previously announced settlement relating to the termination of services by a major customer in the Middle East, which is reflected as a reduction in general and administrative expenses. This compares to a net loss of $5.5 million, or $0.43 per diluted share, in the first quarter of fiscal 2003. The decrease in the net loss was primarily driven by the increase in revenues, coupled with the Company's cost cutting initiatives, the previously announced agreement with one of the Company's vendors to reduce the Company's future satellite bandwidth obligations and the aforementioned $1.0 million cash recovery.

MANAGEMENT'S REVIEW OF OPERATIONS

Commenting on the first quarter financial results, David Hershberg, Chairman and Chief Executive Officer of Globecomm said, "The first quarter of fiscal 2004 was an exceptional quarter both in terms of revenue growth and the significant reduction in net loss as compared to the first quarter of fiscal 2003. The Company's cost cutting initiatives, coupled with a major shift in bookings activity to the government marketplace, currently gives us more confidence in our future performance. We were particularly encouraged by the diversity in our bookings activity. Over the past three years, we remained focused on diversifying our product and service offerings and stayed the course during the worst downturn in the


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modern history of telecommunications capital spending. We are now in a position to capitalize on what we believe may be a bottoming in the markets in which we offer our products and services."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FULL YEAR ENDING JUNE 30, 2004

Globecomm continues to expect consolidated revenues for the full year ending June 30, 2004 to be in excess of $85 million with an improvement in bottom-line results.

Globecomm Systems Inc. is an end-to-end satellite-based communications solutions provider. The Company's core business provides end-to-end value-added satellite-based communications solutions. This business supplies ground segment systems and networks for satellite-based communications, including hardware and software to support a wide range of satellite systems. Its wholly-owned subsidiary, NetSat Express, Inc., provides end-to-end satellite-based Internet solutions, including network connectivity, broadband connectivity to end users, Internet connectivity, intranet extension, media distribution and other network services on a global basis. Both Globecomm Systems' and NetSat Express' customers include communication service providers, multinational corporations, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in Hong Kong, the United Kingdom and United Arab Emirates.

For more information contact:

David Hershberg: Chairman and Chief Executive Officer 631-231-9800, Globecomm Systems Inc. Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems Inc.

Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL:  631-231-9800, FAX:  631-231-1557;
Email: info@globecommsystems.com; Web: www.globecommsystems.com.


This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems Inc., including but not limited to, the information contained within the sections entitled "Management's Review of Results" and "Management's Current Expectations for the Full Year Ending June 30, 2004." These statements reflect the current beliefs and expectations of the Company. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, whether the cost cutting measures coupled with the recent bookings and proposal activity will result in a significant improvement in top and bottom-line performance throughout the remainder of fiscal year ending June 30, 2004. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            -Financial tables follow-




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                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                          2003              2002
                                                     ---------------- -----------------
Revenues from ground segment systems, networks
  and enterprise solutions                           $      17,031    $       8,164
Revenues from data communications services                   3,430            4,270
                                                     -------------    -------------
Total revenues                                              20,461           12,434
                                                     -------------    -------------

Costs and operating expenses:
  Costs from ground segment systems, networks
    and enterprise solutions                                15,304            7,692
  Costs from data communications services                    3,218            6,289
  Selling and marketing                                      1,116            1,632
  Research and development                                     475              265
  General and administrative                                   893            1,956
                                                     -------------    -------------
Total costs and operating expenses                          21,006           17,834
                                                     -------------    -------------
Loss from operations                                          (545)          (5,400)

Other income (expense):
  Interest income                                               62              170
  Interest expense                                              (1)            (233)
                                                     -------------    -------------
Net loss                                             $        (484)   $      (5,463)
                                                     =============    =============

Basic and diluted net loss per common share          $       (0.04)   $       (0.43)
                                                     =============    =============

Weighted-average shares used in the
  calculation of basic and diluted net loss
  per common share                                          12,576           12,583
                                                     =============    =============



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                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       SEPTEMBER 30,         JUNE 30,
                                                            2003               2003
                                                     ------------------- -----------------
                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                          $         20,240    $         22,016
  Restricted cash                                                 633                 608
  Accounts receivable, net                                     12,746               7,865
  Inventories                                                   6,645              10,990
  Prepaid expenses and other current assets                     2,437               2,040
  Deferred income taxes                                           125                 125
                                                     ----------------    ----------------
Total current assets                                           42,826              43,644
Fixed assets, net                                              16,809              17,536
Goodwill                                                        7,204               7,204
Other assets                                                    1,566               1,960
                                                     ----------------    ----------------
Total assets                                         $         68,405    $         70,344
                                                     ================    ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                  $         20,094    $         21,604
Deferred liabilities, less current portion                      1,224               1,303
Total stockholders' equity                                     47,087              47,437
                                                     ----------------    ----------------
Total liabilities and stockholders' equity           $         68,405    $         70,344
                                                     ================    ================


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